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                       Securities and Exchange Commission
                              Washington, DC 20549





                                    FORM 8-K

                                 Current Report





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





        Date of Report (Date of earliest event reported) - July 24, 1996




                         Minnesota Power & Light Company

                             A Minnesota Corporation
                           Commission File No. 1-3548
                   IRS Employer Identification No. 41-0418150
                             30 West Superior Street
                             Duluth, Minnesota 55802
                           Telephone - (218) 722-2641

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Item 5.  Other Events.

         On July 24, 1996, the Board of Directors of Minnesota Power & Light Company (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, without par value (the "Common Stock"), of the Company to shareholders of record at the close of business on July 24, 1996 (the "Record Date") and authorized the issuance of one Right with respect to each share of Common Stock that becomes outstanding between the Record Date and July 23, 2006 or such earlier time as the Rights are redeemed. Except as described below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of Junior Serial Preferred Stock A, without par value (the "Preferred Stock"), at a price of $90 per one one-hundredth share (the "Purchase Price"), subject to adjustment. The terms of the Rights are set forth in a Rights Agreement (the "Rights Plan") between the Company and the Secretary of the Company, currently Philip R.
Halverson, as Rights Agent, included as an exhibit to this Current Report on Form 8-K. The description of the Rights set forth below does not purport to be complete and is qualified in its entirety by reference to the Rights Plan.

         Initially, the Rights will attach to all Common Stock certificates representing shares then outstanding, and no separate Right Certificates will be distributed. The Rights will be evidenced by the Common Stock certificates together with a copy of the Summary of Rights Plan and not by separate certificates until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 15 business days (or such later date as may be determined by action of the Board of Directors of the Company (the "Board of Directors") prior to the time that any person becomes an Acquiring Person) following the commencement of (or a public announcement of an intention to make) a tender or exchange offer if, upon consummation thereof, such person or group would be the beneficial owner of 15% or more of such outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date").

         Until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the transfer of any certificates for Common Stock, with or without a copy of the Summary of Rights Plan, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

         Each whole share of Preferred Stock will have a minimum preferential quarterly dividend rate equal to the greater of $51 per share or, subject to anti-dilution adjustment, 100 times the dividend declared on the Common Stock. In the event of liquidation, no distribution will be made to the holders of Common Stock unless, prior thereto, the holders of the Preferred Stock have received a liquidation preference of $100 per share, plus accrued and unpaid dividends. Holders of the Preferred Stock will be entitled to notice of and to vote at any meeting of the Company's shareholders. Each whole share of Preferred Stock is entitled to one vote. Such shares do not have cumulative voting rights. The Preferred Stock, together with the issued and outstanding shares of the other preferred stocks of the Company, will be expressly entitled, as one class, to elect a majority of directors (the Common Stock electing the minority) whenever dividends on any of the preferred stocks shall be in default in the amount of four quarterly payments and thereafter until all such dividends in default shall have been paid. In the event of any merger, consolidation, or other transaction in which shares of Common Stock are exchanged for or converted into other securities and/or property, each whole share of Preferred Stock will be entitled to receive, subject to anti-dilution adjustment, 100 times the amount into which or for which each share of Common Stock is so exchanged or converted. The shares of Preferred Stock are not redeemable by the Company.

                                     - 1 -

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         The Rights are not  exercisable  until the  Distribution  Date and will expire at the earliest of (i) July 23, 2006 (the "Final Expiration Date"), (ii) the redemption of the Rights by the Company as described below, and (iii) the exchange of all Rights for Common Stock as described below.

         In the event that any person (other than the Company, its affiliates or any person receiving newly-issued shares of Common Stock directly from the Company) becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, each holder of a Right will thereafter have a right to receive, upon exercise at the then current exercise price of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The Rights Plan contains an exemption for any issuance of Common Stock by the Company directly to any person (for example, in a private placement or an acquisition by the Company in which Common Stock is used as consideration), even if that person would become the beneficial owner of 15% or more of the Common Stock, provided that such person does not acquire any additional shares of Common Stock.

         In the event that, at any time following the Stock Acquisition Date, the Company is acquired in a merger or other business combination transaction or 50% or more of the Company's assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Right.

         Notwithstanding the foregoing, following the occurrence of any of the events set forth in the preceding two paragraphs (the "Triggering Events"), any Rights that are, or (under certain circumstances specified in the Rights Plan) were, beneficially owned by any Acquiring Person will immediately become null and void.

         The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution, among other circumstances, in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the Preferred Stock or the Common Stock, or a reverse split of the outstanding shares of Preferred Stock or the Common Stock.

         At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group, which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. The Company will not be required to issue fractional shares of Preferred Stock or Common Stock (other than fractions in multiples of one one-hundredths of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock or Common Stock on the last trading date prior to the date of exercise.

         At any time after the date of the Rights Plan until the time that a person becomes an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which may (at the option of the Company) be paid in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors. Upon the effectiveness of any action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                                     - 2 -

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         Issuance of Preferred Stock or Common Stock upon exercise of the Rights will be subject to any necessary regulatory approvals. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The provisions of the Rights Plan may be amended by the Company, except that any amendment adopted after the time that a person becomes an Acquiring Person may not adversely affect the interests of holders of Rights.

         As of July 24, 1996, there were 31,935,547 shares of Common Stock outstanding. Each share of Common Stock outstanding on and after July 24, 1996 will receive one Right. One million shares of Preferred Stock will be reserved for issuance in the event of exercise of the Rights.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because, if the Rights would become exercisable as a result of such merger or business combination, the Board of Directors may, at its option, at any time prior to the time that any Person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.



Item 7.  Financial Statements and Exhibits

           Financial Statements

                None

           Exhibits

                4      - Rights  Agreement  dated as of July 24, 1996  between
                         Minnesota Power & Light Company and the Corporate Secretary of Minnesota Power & Light Company, as Rights Agent

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                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                              Minnesota Power & Light Company
                                           -------------------------------------
                                                      (Registrant)





August 2, 1996                                        Mark A. Schober
                                           -------------------------------------
                                                      Mark A. Schober
                                                    Corporate Controller

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